CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Valued Advisers Trust. Such reference appears in the TEAM Asset Strategy Fund’s Statement of Additional Information under the heading “Independent Registered Public Accounting Firm”.

BRIGGS, BUNTING & DOUGHERTY, LLP

Philadelphia, Pennsylvania

December 8, 2009